UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 22, 2011 (September 21, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive
office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 7.01 Regulation FD Disclosure.
On September 21, 2011, in connection with the previously announced proposed restructuring of the senior unsecured payment-in-kind term loans of our direct parent company, Travelport Holdings Limited (“Holdings”), Holdings commenced soliciting acceptances of a consensual plan of reorganization (the “Consensual Plan”). A copy of the disclosure statement of Holdings relating to the Consensual Plan is attached hereto as Exhibit 99.1.
The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Limited or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Disclosure Statement dated September 21, 2011.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. Travelport Limited cannot assure that any forward-looking statement will be accurate. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. Travelport Limited assumes no obligation to update any forward-looking statements as a result of future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: September 22, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated September 22, 2011 (September 21, 2011)
EXHIBIT INDEX

99.1	Disclosure Statement dated September 21, 2011.